UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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[ ]	Soliciting Material Pursuant to §240.14a-12

Neuberger Berman High Yield Strategies Fund Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 17, 2019

Stockholders of Neuberger Berman High Yield
Strategies Fund Inc. (NYSE American: NHS)

The Fund’s Annual Meeting is Close and Every Stockholder’s Vote is Important

Dear Stockholder:

As you know, Neuberger Berman High Yield Strategies Fund Inc. (“NHS” or the “Fund”) will hold its Annual Stockholder Meeting on October 3, 2019.

If you have not already done so, please take a few minutes today to vote your shares FOR the Fund’s incumbent Director nominees and AGAINST the dissident stockholder proposals submitted by Saba,1 which employs a strategy of closed-end fund arbitrage.

In order to protect your investment, it is critical that you sign, date and mail the WHITE proxy card today. Your proxy vote must be received before October 3, 2019 or it will not be counted.

Do NOT be fooled into thinking that Saba’s actions are for the benefit of all stockholders.

__________

THE MATERIALS THAT SABA HAS SENT YOU ARE MISLEADING IN MULTIPLE REGARDS AND ARE DESIGNED TO SOLICIT SUPPORT SO IT CAN PROFIT TO THE DETRIMENT OF LONG-TERM STOCKHOLDERS.

Your Board believes that it would be foolish to allow Saba to destroy your Fund—especially since under your current Board and the management of Neuberger Berman Investment Advisers LLC (“NBIA”), the Fund has generated excellent year-to-date performance through August 31, 2019, with positive returns of 29.10% based on market price, outperforming the Morningstar U.S. Closed-end High Yield Fund Category (“Morningstar Category”) average total return of 16.51%, over the same period.2

The Fund’s discount has improved 8.95% year-to-date as of August 31, 2019, and since April 11, 2019, when NHS announced an increase in its monthly distribution rate, the Fund’s discount has narrowed 2% compared to the average discount of the Morningstar Category, which has narrowed 0.64%, each as of August 31, 2019.2

[1]	Saba Capital Management, L.P. and certain entities it manages, including Saba Capital Master Fund, Ltd., which submitted the stockholder director nominations and the stockholder proposals, are hereinafter collectively referred to as “Saba.”
[2]	Source: Morningstar.

As you prepare to vote, please consider that Saba has:

1.	Introduced a proposal to terminate the Fund’s investment management agreement with NBIA, which would leave the Fund “orphaned” without an investment adviser, would disrupt the Fund’s investment activities and leave it exposed to substantial risk and expense. The Fund would have no day-to-day portfolio management for potentially an extended period of time, and termination of the management agreement would also likely lead to the loss of necessary administrative functions that NBIA and its personnel provide to the Fund;

2.	Introduced a proposal that pressures your Fund to conduct an unlimited tender offer, and then to potentially cancel that tender offer and instead, open-end or liquidate the Fund, which would require another proxy solicitation and could significantly drain your Fund’s assets and could even lead to the liquidation of your Fund and create a potential tax liability for you; and

3.	Nominated three dissident candidates, including two nominees who have NO closed-end fund board experience and one nominee who could not even serve a full year before having to retire due to the Fund’s retirement policy, for election to your Fund’s Board, replacing your Fund’s three experienced and independent incumbent nominees.

Your Board will continue to fight for ALL stockholders.

We have been encouraged by the response of stockholders to date and your decisive stance against Saba’s proposals that would at the very least significantly damage your Fund, if not destroy it outright. We are making strong progress, but we still need more votes before the meeting date.

Please protect your investment and send a strong message to Saba by signing, dating and mailing the WHITE proxy card today. It is important to know that Saba may contact you by mail or phone to solicit your support through a GOLD proxy card. Please do NOT mail in any gold proxy card that you receive from Saba for any reason. Sending in Saba’s proxy card would cancel out any prior vote for your Fund’s Board nominees. Only your latest dated proxy card submission will count.

If you have any questions, please contact our proxy solicitor:

1212 Avenue of the Americas, 24th Floor New York, New York 10036
Telephone: 212.297.0720 | Toll-Free: 888.785.6668 | Email: info@okapipartners.com

Neuberger Berman Investment Advisers LLC 1290 Avenue of the Americas New York, NY 10104-0001
U0280 09/19 ©2019 Neuberger Berman Group LLC. All rights reserved.	www.nb.com

PROXY	NEUBERGER BERMAN HIGH YIELD STRATEGIES FUND INC.	PROXY

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 3, 2019
1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104-0002

The undersigned appoints as proxies Brian Kerrane, Claudia A. Brandon and Corey A. Issing, and each of them (with full power of substitution), to vote all of the undersigned’s shares of Neuberger Berman High Yield Strategies Fund Inc. (the “Fund”) at the Annual Meeting of Stockholders to be held on October 3, 2019, at 12:30p.m. Eastern Time at the offices of Neuberger Berman Investment Advisers LLC, 1290 Avenue of the Americas, New York, New York 10104-0002, and any adjournments or postponements thereof (“Annual Meeting”), with all the power the undersigned would have if personally present. Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement is acknowledged by your execution of this proxy. This proxy is being solicited on behalf of the Fund’s Board of Directors.

The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote “FOR” proposal 1 and “AGAINST” proposals 2 and 3 specified on the reverse side. This proxy also grants discretionary power to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Your vote is important no matter how many shares are owned. Please sign and date this proxy card on the reverse side and return it promptly in the enclosed envelope.

CONTROL #:
SHARES:
Note: Signature(s) should be exactly as name or names appearing on this proxy. If shares are held jointly, each holder should sign. When signing in a fiduciary capacity, such as by attorney, executor, administrator, trustee or guardian, etc., please give full title. Corporate and partnership proxies should be signed by an authorized person. By signing this proxy card, receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement is acknowledged.

Signature(s) (Title(s), if applicable)

Date

PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE
CONTINUED ON THE REVERSE SIDE

THERE ARE 3 EASY WAYS TO VOTE YOUR PROXY:
1.	By Phone: Call Okapi Partners toll-free at: 855-305-0857 to vote with a live proxy services representative. Representatives are available to take your vote or to answer any questions Monday through Friday 9:00 AM to 6:00 PM (ET).
OR
2.	By Internet: Refer to your proxy card for the control number and go to: www.okapivote.com/NHS2019 and follow the simple on-screen instructions.
OR
3.	By Mail: Sign, Date, and Return this proxy card using the enclosed postage-paid envelope.
If possible, please utilize option 1 or 2 to ensure that your vote is received and registered in time for the meeting on October 3, 2019.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND “AGAINST” PROPOSALS 2 AND 3

1.	To elect three Class II Directors

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and mark the box next to each nominee you wish to withhold.

	☐ FOR ALL NOMINEES	☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT
☐ Michael J. Cosgrove
☐ Deborah C. McLean
☐ Tom D. Seip

FOR AGAINST ABSTAIN
2.	STOCKHOLDER PROPOSAL: If properly presented, to vote on a stockholder proposal that the Fund terminate the investment management agreement between the Fund and Neuberger Berman Investment Advisers LLC (“NBIA”), the Fund’s investment manager, and all other advisory and management agreements between the Fund and NBIA.		☐ ☐ ☐

3.	STOCKHOLDER PROPOSAL: If properly presented, to vote on a non-binding stockholder proposal asking the Board of Directors of the Fund to consider a self-tender offer for all outstanding common stock of the Fund, and, if more than 50% of the Fund’s outstanding shares are submitted for tender, to cancel the tender offer and either liquidate the Fund or convert it to an open-end fund.		☐ ☐ ☐

To consider and act upon any other business that may properly come before the Meeting or any adjournments or postponements thereof.

You may have received more than one proxy card due to multiple investments in the Fund.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE UPPER PORTION IN THE ENCLOSED ENVELOPE.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THIS
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 3, 2019

THE PROXY STATEMENT AND THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS FOR THIS MEETING
ARE AVAILABLE AT: WWW.OKAPIVOTE.COM/NHS